UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

HASTINGS ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

This Schedule 14A filing consists of an interview with the Amarillo Globe-News in which Joel Weinshanker, President of National Entertainment Collectibles Association, Inc. (“NECA”) and Manager of Draw Another Circle, LLC (“Parent”), answered questions about the proposed merger of Hendrix Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”) with and into Hastings Entertainment, Inc. (“Hastings”) with Hastings continuing its existence under Texas law as the surviving entity in the merger pursuant to the terms of that certain Agreement and Plan of Merger by and among Hastings, Parent and Merger Sub, dated March 17, 2014 (the “Merger Agreement”).

The interview was conducted via electronic mail on April 11, 2014, the text of which is reproduced in its entirety below.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Parent, Merger Sub, Mr. Weinshanker, the Company, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Hastings at the following:

Address: 3601 Plains Boulevard, Amarillo, Texas 79102

Phone: (806) 677-1402

Email: dan.crow@goHastings.com

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. These documents will be available free of charge at the SEC’s web site at www.sec.gov and from Hastings as described. You can also find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

SAFE HARBOR STATEMENT

This Schedule 14A filing may contain “forward-looking statements”. These forward-looking statements are being made pursuant to the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended, and are based on currently available information and represent the beliefs of the management of the Company. These statements are subject to risks and uncertainties that could cause actual results to differ materially.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement after it has been signed, (2) the outcome of any legal proceedings that may be instituted against the Company or others following the announcement of the Merger Agreement, (3) the inability to complete the merger due to an insufficient number of votes by the Company’s shareholders in favor of the Merger Agreement or the failure to satisfy other conditions contained in the Merger Agreement, (4) the risks that the proposed transaction disrupts current plans and operations of the Company, (5) the actual timing of the closing of the acquisition, and (6) the costs, fees and expenses related to the transaction. The Company undertakes no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Shareholders of the Company are cautioned not to place undue reliance on the forward-looking statements included in this Schedule 14A filing, which speak only as of the date such statements are made. Please refer to the Company’s annual, quarterly, and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

Amarillo, Texas, on April 11, 2014, the following interview was conducted via electronic mail between Joel Weinshanker, President of NECA and Manager of Parent, and Karen Welch of the Amarillo Globe-News.

Thanks for returning my call and taking time for questions. Our readers in Amarillo are very interested in your planned acquisition of Hastings.

I have some questions directly regarding the shareholder litigation, and a few that are general regarding the acquisition, since we have not spoken about that before.

Why acquire Hastings?

The first reason I want to do business with anyone is integrity. I have found from the top down, starting obviously with John Marmaduke, that Hastings operates in an ethical honest manner, although that should be the norm in business, unfortunately its not. I’ve had many pleasurable experiences shopping in the stores over the years, and when I ask people who buy our products where they have purchased and how was the experience, when Hastings would keep coming up, the experience was always positive.

Tell me, please, how Hastings meshes with your other businesses.

We are all trying to make people happy, entertain people. We don’t sell things people need, we sell them things they want, and in each instance, we want to provide the best product at a reasonable price.

Have the company’s store resets – emphasis on different products – signaled a turnaround is beginning?

There is a lot of work to do, and I think day 1 post closing will be the beginning.

Do you expect more resets once Hastings is under your control?

Expect a lot of upgrades, giving our valued employees the ability to provide a great customer experience.

Hastings executives have said the company will continue to be headquartered in Amarillo. Is that your plan?

Hastings is Amarillo, and Amarillo is Hastings. The quality of the employees, both in the home office and in the stores, cannot be easily duplicated.

Hastings has trimmed underperforming stores for several years. Do you expect more store closures?

We expect the business to grow, we expect to have a higher employee count in 2015 than in 2014. As it relates to each location, if a store doesn’t work it won’t continue, and at the same time we see a lot of new location opportunities.

The shareholder class action suit filed against Hastings, its principals, you and NECA alleges a shareholder price that’s too low. Can you respond?

The number #1 reason I decided to initially invest in Hastings is the integrity and honesty of its management. If someone who has no idea of its business attacks the managements ethics, I will always come to their defense, and question the real motives behind the accusation. (that is the answer for this and the three questions below)

How did you arrive at that stock price?

The shareholder suit claims the acquisition is timed to prevent them from seeing the monetary results of a turnaround. Your response?

The lawsuit claims “As of October 31, 2013, the Company represented a book value of approximately $7.57 per share. In other words, if Hastings’ representations about its book value are true, shareholders would get well over twice as much if the Company just liquidated its assets and sent the proceeds to shareholders rather than proceeding with the Proposed Transaction.” Your response?

Joel, could you also have someone email a photograph of you? I would love to have one to accompany this and future stories about Hastings.

(I am a very private person, the story is about a wonderful Amarillo company that I hope I can help survive and thrive in a very difficult retail environment, I don’t provide photos as I never try to make the “story” about myself).